UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 4, 2005

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO       80903
(Address of Principal Executive Offices)                                       (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

The Company announced today that it has reached a settlement with Entech LLC of all disputes relating to Westmoreland’s acquisition of Entech’s coal business in 2001. Entech is currently in bankruptcy. Westmoreland and Entech have agreed that all disputes relating to the 2001 acquisition will be fully settled for a payment by Westmoreland of $1,150,000. The settlement is subject to court approval, which is expected.

Item 9.01.   Financial Statements and Exhibits

          (c)   Exhibits

                 Exhibit 99.1 - Press release dated August 4, 2005

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: August 4, 2005	By: /s/ David J. Blair
David J. Blair
Chief Financial Officer
(A Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 4, 2005

EXHIBIT 99.1

Westmoreland Announces Settlement of
Disputes with Entech LLC

Colorado Springs, CO – August 4, 2005 -- Westmoreland Coal Company (AMEX:WLB) announced today that it has reached a settlement with Entech LLC of all disputes relating to Westmoreland’s acquisition of Entech’s coal business in 2001. Entech is currently in bankruptcy.

Westmoreland and Entech have agreed that all disputes relating to the 2001 acquisition will be fully settled for a payment by Westmoreland of $1,150,000. The settlement is subject to court approval, which is expected.

As background, the final purchase price for Westmoreland’s 2001 acquisition of the coal business of Entech LLC was subject to certain adjustments to reflect changes in net assets and net revenues of the acquired operations between January 1, 2001 and the closing date. In June 2001, Entech submitted proposed adjustments that would have increased the purchase price by approximately $9.0 million. In July 2001, Westmoreland objected to Entech’s proposed adjustments and submitted its own adjustments which would have resulted in a substantial decrease in the original purchase price. The Stock Purchase Agreement required that the parties’ disagreements be submitted to an independent accountant for resolution. Westmoreland also submitted a claim for indemnification by Entech.

In November 2004, the independent accountant issued findings that showed a net amount due to Westmoreland of $587,000. However, the independent accountant’s findings did not include a $5.0 million adjustment that represented an initial purchase price reduction at the time of closing. Entech requested that the independent accountant revise his findings to include this $5.0 million adjustment. Prior to this settlement, the independent accountant had not revised his findings.

Westmoreland’s claims against Entech for indemnification were set for trial in December 2005 in the U.S. District Court for the District of Delaware. An unresolved legal issue relating to the indemnification case was the status in the Entech bankruptcy proceedings of a judgment in favor of Westmoreland, assuming Westmoreland had obtained such a judgment. The bankruptcy court would have determined the relative priority of any amount that might have been awarded to Westmoreland in the indemnification action that exceeded any amount Westmoreland might have owed Entech in connection with the purchase price adjustment proceeding. It is possible that any such excess claim would have been subordinated to the claims of Entech’s general unsecured creditors. Although Westmoreland could have opposed that position, the bankruptcy court would ultimately have determined the relative priority of any such claim.

Christopher K. Seglem, Westmoreland’s Chairman, President and CEO, said: “In view of the Company’s exposure under the independent accountant’s proceeding, the possible low priority of the Company’s own prospective judgments, if any, against Entech, and the cost of continuing to litigate, we have concluded that a negotiated settlement is the best way to resolve this four-year-old dispute. We believe this is a fair settlement and in the best interests of our shareholders.”

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Westmoreland Coal Company is the oldest independent coal company in the United States and ranked among the top ten U.S. coal producers again in 2004. Westmoreland’s coal operations include Powder River Basin coal mining in Montana and lignite mining operations in Montana, Texas and North Dakota. The Company also owns interests in three independent power projects. Westmoreland is implementing a growth strategy dedicated to meeting America’s dual goals of low-cost power and a clean environment through the acquisition and development of complementary, niche opportunities in coal, power and other segments of the energy sector. For more information about Westmoreland visit www.westmoreland.com.

Throughout this news release, we make statements which are not historical facts or information and that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, the information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievements, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; health care cost trends; the cost and capacity of the surety bond market; the Company’s ability to manage growth and significantly expanded operations; the ability of the Company to implement its growth and development strategy; the Company’s ability to pay the preferred stock dividends that are accumulated but unpaid; the Company’s ability to retain key senior management; the Company’s access to financing; the Company’s ability to maintain compliance with debt covenant requirements; the Company’s ability to achieve anticipated cost savings and profitability targets; the Company’s ability to successfully identify new business opportunities; the Company’s ability to negotiate profitable coal contracts, price reopeners and extensions; the Company’s ability to predict or anticipate commodity price changes; the Company’s ability to maintain satisfactory labor relations; changes in the industry; competition; the Company’s ability to utilize its income tax net operating losses; the ability to reinvest cash, including cash that has been deposited in reclamation accounts, at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; the demand for electricity; the performance of the ROVA Project and the structure of the ROVA Project’s contracts with its lenders and Dominion Virginia Power; our ability to complete the acquisition of the portion of the ROVA project that we do not currently own; the effect of regulatory and legal proceedings, including the bankruptcy filing by Touch America Holdings Inc. and Entech Inc.; environmental issues, including the cost of compliance with existing and future environmental requirements; the claims between the Company and Montana Power; the risk factors set forth below; and the other factors discussed in the Company’s Form 10-Q for the period ended March 31, 2005 and in Items 1, 2, 3 and Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company’s goals. The Company disclaims any duty to update these statements, even if subsequent events cause its views to change.

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Contact: Diane Jones (719) 442-2600

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